                                                                   EXHIBIT 6(c)
                             DISTRIBUTION AGREEMENT

                                    BETWEEN

                           AIM INVESTMENT FUNDS, INC.

                                      AND

                            A I M DISTRIBUTORS, INC.

                                 CLASS B SHARES


         THIS AGREEMENT made this 29th day of May, 1998, by and between AIM Investment Funds, Inc., a Maryland Corporation (the "Company"), with respect to each of the Class B shares (the "Shares") of each series of shares of common stock set forth on Schedule A to this agreement (the "Portfolios"), and A I M Distributors, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Company hereby appoints the Distributor as its exclusive agent for the sale of the Shares to the public directly and through investment dealers in the United States and throughout the world. If subsequent to the termination of the Distributor's services to the Company pursuant to this Agreement, the Company retains the services of another distributor, the distribution agreement with such distributor shall contain provisions comparable to Clauses FOURTH and SEVENTH hereof and Exhibit A hereto, and without limiting the generality of the foregoing, will require such distributor to maintain and make available to the Distributor records regarding sales, redemptions and reinvestments of Shares necessary to implement the terms of Clauses FOURTH, SEVENTH and EIGHTH hereof.

         SECOND: The Company shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

         (A) the Company may issue Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

         (B) the Company may issue Shares at their net asset value in connection with certain classes of transactions or to certain classes of persons, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such class is specified in the then current prospectus of the applicable Shares; and

         (C) the Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares.
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         THIRD:  The Distributor hereby accepts appointment as exclusive agent for the sale of the Shares and agrees that it will use its best efforts to sell such Shares; provided, however, that:

         (A) the Distributor may, and when requested by the Company on behalf of the Shares shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

         (B) the Company may withdraw the offering of the Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

         (C) the Distributor, as agent, does not undertake to sell any specific amount of the Shares.

         FOURTH:

         (A) The public offering price of the Shares shall be the net asset value per share of the applicable Shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Portfolio. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of the Shares, and such schedule shall be disclosed in the current prospectus of each Portfolio. Such schedule of contingent deferred sales charges may reflect variations in or waivers of such charges on redemptions of Shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Portfolios' current prospectus(es). The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of contingent deferred sales charges uniformly to all shareholders and/or all transactions belonging to a specified class.

         (B) The Distributor may pay to investment dealers and other financial institutions through whom Shares are sold, such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.

         (C) No provision of this Agreement shall be deemed to prohibit any payments by the Company to the Distributor or by the Company or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under a distribution plan adopted by the Company pursuant to Rule 12b-1 under the 1940 Act.

         (D) The Company shall redeem the Shares from shareholders in accordance with the terms set forth from time to time in the current prospectus and statement of additional information of each Portfolio. The price to be paid to a shareholder to redeem the Shares shall be equal to the net asset value of the Shares being redeemed ("gross redemption proceeds"), less any applicable contingent deferred sales charge, calculated pursuant to the then applicable schedule of contingent deferred sales charges ("net redemption proceeds"). The Distributor shall be entitled to receive the amount of the contingent deferred sales charge that has been subtracted from gross redemption proceeds (the "CDSC"), provided that the Shares being redeemed were (i) issued by a Portfolio during the term of this Agreement and any predecessor Agreement between the Company and the Distributor or Distributor's predecessor, GT Global, Inc. ("GT Global"), or (ii) issued by a Portfolio during or after the term of this Agreement or any predecessor Agreement between the Company and the Distributor or GT Global in one or a series of free




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
exchanges of Shares for Class B shares of another portfolio, which can be traced to Shares or Class B shares of another portfolio initially issued by a Portfolio or such other portfolio during the term of this Agreement, any predecessor Agreement or any other distribution agreement with the Distributor or GT Global with respect to such other portfolio (the "Distributor's Earned CDSC"). The Company shall pay or cause the Company's transfer agent to pay the Distributor's Earned CDSC to the Distributor on the date net redemption proceeds are payable to the redeeming shareholder.

         (E) The Distributor shall maintain adequate books and records to identify Shares (i) issued by a Portfolio during the term of this Agreement and any predecessor Agreement between the Company and the Distributor or GT Global or (ii) issued by a Portfolio during or after the term of this Agreement or any predecessor Agreement between the Company and the Distributor or GT Global in one or a series of free exchanges of Shares for class B shares of another portfolio, which can be traced to Shares or class B shares of another portfolio initially issued by a Portfolio or such other portfolio during the term of this Agreement, any predecessor Agreement or any other distribution agreement with the Distributor or GT Global with respect to such other portfolio and shall calculate the Distributor's Earned CDSC, if any, with respect to such Shares, upon their redemption. The Company shall be entitled to rely on Distributor's books, records and calculations with respect to Distributor's Earned CDSC.

         FIFTH: The Distributor shall act as an agent of the Company in connection with the sale and redemption of Shares. Except with respect to such sales and redemptions, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell the Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer or financial institution shall act as a principal, and not as an agent, of the Company.

         SIXTH:  The Shares shall bear:

         (A) the expenses of qualification of Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

         (B)     all legal expenses in connection with the foregoing.

         SEVENTH:

         (A) The Distributor shall bear the expenses of printing from the final proof and distributing the prospectuses and statements of additional information for the Shares (including supplements thereto) relating to public offerings made by the Company pursuant to such prospectuses (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to existing shareholders of the Shares), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

         (B) Subject to the limitations, if any, of applicable law including the NASD Conduct Rules (formerly, the NASD Rules of Fair Practice) regarding asset-based sales charges, the Company shall pay to the Distributor as a reimbursement for all or a portion of such expenses, or as reasonable




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
compensation for distribution of the Shares, an asset-based sales charge in an amount equal to 0.75% per annum of the average daily net asset value of the Shares of each Portfolio from time to time (the "Distributor's 12b-1 Share"), such sales charge to be payable pursuant to the distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Plan"). The Distributor's 12b-1 Share shall be a percentage, which shall be recomputed periodically (but not less than monthly) in accordance with Exhibit A to this Agreement. The Distributor's 12b-1 Share shall accrue daily and be paid to the Distributor as soon as practicable after the end of each calendar month within which it accrues but in any event within 10 business days after the end of each such calendar month (unless the Distributor shall specify a later date in written instructions to the Company) provided, however, that any notices and calculation required by Section EIGHTH: (B) and (C) have been received by the Company.

         (C) The Distributor shall maintain adequate books and records to permit calculations periodically (but not less than monthly) of, and shall calculate on a monthly basis, the Distributor's 12b-1 Share to be paid to the Distributor. The Company shall be entitled to rely on Distributor's books, records and calculations relating to Distributor's 12b-1 Share.

         EIGHTH:

         (A) The Distributor may, from time to time, assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of (i) the Distributor's 12b-1 Share (but not the Distributor's duties and obligations pursuant hereto or pursuant to the
Plan), and (ii) the Distributor's Earned CDSC, free and clear of any offsets or claims the Company may have against the Distributor. Each such Assignee's ownership interest in a Transfer of a designated portion of a Distributor's 12b-1 Share and a Distributor's Earned CDSC is hereinafter referred to as an "Assignee's 12b-1 Portion" and an "Assignee's CDSC Portion," respectively. A Transfer pursuant to this Section EIGHTH: (A) shall not reduce or extinguish any claim of the Company against the Distributor.

         (B) The Distributor shall promptly notify the Company in writing of each Transfer pursuant to Section EIGHTH: (A) by providing the Company with the name and address of each such Assignee.

         (C) The Distributor may direct the Company to pay directly to an Assignee such Assignee's 12b-1 Portion and Assignee's CDSC Portion. In such event, Distributor shall provide the Company with a monthly calculation of (i) the Distributor's Earned CDSC and Distributor's 12b-1 Share and (ii) each Assignee's 12b-1 Portion and Assignee's CDSC Portion, if any, for such month (the "Monthly Calculation"). The Monthly Calculation shall be provided to the Company by the Distributor promptly after the close of each month or such other time as agreed to by the Company and the Distributor which allows timely payment of the Distributor's 12b-1 Share and Distributor's Earned CDSC and/or the Assignee's 12b-1 Portion and Assignee's CDSC Portion. The Company shall not be liable for any interest on such payments occasioned by delayed delivery of the Monthly Calculation by the Distributor. In such event following receipt from the Distributor of (i) notice of Transfer referred to in Section EIGHTH:
(B) and (ii) each Monthly Calculation, the Company shall make all payments directly to the Assignee or Assignees in accordance with the information provided in such notice and Monthly Calculation, on the same terms and conditions as if such payments were to be paid directly to the Distributor.
The Company shall be entitled to rely on Distributor's notices, and Monthly Calculations in respect of amounts to be paid pursuant to this Section EIGHTH:
(B).

         (D) Alternatively, in connection with a Transfer the Distributor may direct the Company to pay all of such Distributor's 12b-1 Share and Distributor's Earned CDSC from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be




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
delegated the duty of dividing such Distributor's 12b-1 Share and Distributor's Earned CDSC between the Assignee's 12b-1 Portion and Assignee's CDSC Portion and the balance of the Distributor's 12b-1 Share (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's 12b-1 Portion") and of the Distributor's Earned CDSC (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's Earned CDSC Portion"), in which case only the Distributor's 12b-1 Portion and Distributor's Earned CDSC Portion may be subject to offsets or claims the Company may have against the Distributor.

         (E) The Company shall not amend the Plan to reduce the amount payable to the Distributor or any Assignee under Section SEVENTH: (B) hereof with respect to the Shares for any Shares which have been issued prior to the date of such amendment.

         NINTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

         TENTH:

         (A) Pursuant to the Plan and this Agreement, the Distributor, as agent, shall enter into Shareholder Service Agreements with investment dealers, financial institutions and certain 401(K) plan service providers (collectively "Service Providers") selected by the Distributor for the provision of certain continuing personal services to customers of such Service Providers who have purchased Shares. Such agreements shall authorize Service Providers to provide continuing personal shareholder services to their customers upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each Shareholder Service Agreement shall provide that the Service Provider shall act as principal, and not as an agent of the Company.

         (B) Shareholder Service Agreements may provide that the Service Providers may receive a service fee in the amount of 0.25% of the average daily net assets of the Shares held by customers of such Service Providers provided that such Service Providers furnish continuing personal shareholder services to their customers in respect of such Shares. The continuing personal services to be rendered by Service Providers under the Shareholder Service Agreements may include, but shall not be limited to, some or all of the following: distributing sales literature; answering routine customer inquiries concerning the Company; assisting customers in changing dividend elections, options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of Shares; assisting in the establishment and maintenance of or establishing and maintaining customer accounts and records and the processing of purchase and redemption transactions; performing subaccounting; investing dividends and any capital gains distributions automatically in the Company's shares; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's account serviced by the Service Provider; forwarding applicable prospectus, proxy statements, reports and notices to customers who hold Shares and providing such other information and services as the Company or the customers may reasonably request.

         (C) The Distributor may advance service fees payable to Service Providers pursuant to the Plan or any other distribution plan adopted by the Company with respect to Shares of one or more of the Portfolios pursuant to Rule 12b-1 under the 1940 Act; and thereafter the Distributor may be reimbursed for such advances through retention of service fee payments during the period for which the service fees were advanced.




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
         ELEVENTH: The Company and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933, as amended, and of all other federal and state laws, rules and regulations governing the issuance and sale of the Shares.

         TWELFTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Shares, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Company and the Shares against any and all claims, demands, liabilities and expenses which the Company or the Shares may incur arising out of or based upon (i) any act or deed of the Distributor or its sales representatives which has not been authorized by the Company in its prospectus or in this Agreement and (ii) the Company's reliance on the Distributor's books, records, calculations and notices in Sections FOURTH: (E), SEVENTH: (C),
EIGHTH: (B), EIGHTH: (C) and EIGHTH: (D).

         (B) The Distributor shall indemnify the Company and the Shares against any and all claims, demands, liabilities and expenses which the Company or the Shares may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Shares, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Shares, or for any failure of any such transfer agent to perform its duties.

         THIRTEENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles of Incorporation, as amended, or to any applicable statute or regulation.

         FOURTEENTH: This Agreement shall become effective with respect to the Shares of each Portfolio upon its approval by the Board of Directors of the Company and by vote of a majority of the Company's Directors who are not interested parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose, shall continue in force and effect until two years from the date hereof, and from year to year thereafter, provided, that such continuance is specifically approved with respect to the Shares of each Portfolio at least annually (a)(i) by the Board of Directors of the Company or (ii) by the vote of a majority of the outstanding Shares of such class of such Portfolio, and (b) by vote of a majority of the Company's Directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

         FIFTEENTH:




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
         (A) This Agreement may be terminated with respect to the Shares of any Portfolio, at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding Shares of such Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party; and

         (B) This Agreement shall also automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in
Section 2(a)(4) of the 1940 Act; provided, that, subject to the provisions of the following sentence, if this Agreement is terminated for any reason, the obligations of the Company and the Distributor pursuant to Sections FOURTH:
(D), FOURTH: (E), SEVENTH: (B), SEVENTH: (C), EIGHTH: (A) through (E) and
TWELFTH: (A) of this Agreement will continue and survive any such termination. Notwithstanding the foregoing, upon Complete Termination of the Plan (as such term is defined in Section 8 of the Plan in effect at the date of this Agreement), the obligations of the Company pursuant to the terms of Sections
SEVENTH: (B), EIGHTH: (A), EIGHTH: (C), EIGHTH: (D) and EIGHTH: (E) (with respect to payments of Distributor's 12b-1 Share and Assignee's 12b-1 Portion) of this Agreement shall terminate. A termination of the Plan with respect to any or all Shares of any or all Portfolios shall not affect the obligations of the Company pursuant to Sections FOURTH: (D), EIGHTH: (A), EIGHTH: (C), EIGHTH:
(D) and EIGHTH: (E) (with respect to payments of Distributor's Earned CDSC or Assignee's CDSC Portion) hereof or of the obligations of the Distributor pursuant to Section FOURTH: (E) or EIGHTH: (B) hereof.

         (C) The Transfer of the Distributor's rights to Distributor's 12b-1 Share or Distributor's Earned CDSC shall not cause a termination of this Agreement or be deemed to be an assignment for purposes of Section FIFTEENTH:
(B) above.

         SIXTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of both the Company and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston. Texas 77046-1173.

         SEVENTEENTH: This Agreement shall be deemed to be a contract made in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.




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
         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

                                                   AIM INVESTMENT FUNDS, INC.


                                                   By: /s/ WILLIAM J. GUILFOYLE
                                                       ------------------------------------------------------
                                                        Name:  William J. Guilfoyle
                                                        Title: President


Attest:


/s/ MICHAEL A. SILVER
-------------------------------------------
Name:  Michael A. Silver
Title: Assistant Secretary


                                                   A I M DISTRIBUTORS, INC.


                                                   By: /s/ JOHN CALDWELL
                                                       ------------------------------------------------------
                                                        Name:  John Caldwell
                                                        Title: Senior Vice President


Attest:

/s/ KATHLEEN J. PFLUEGER
-------------------------------------------
Name: Kathleen J. Pflueger
Title: Secretary




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
                                   SCHEDULE A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                           AIM INVESTMENT FUNDS, INC.

CLASS B SHARES
--------------

AIM Global Health Care Fund
AIM Global Telecommunications Fund
AIM Global Financial Services Fund
AIM Global Infrastructure Fund
AIM Global Resources Fund
AIM Global Consumer Products and Services Fund
AIM Latin American Growth Fund
AIM Emerging Markets Fund
AIM Global Growth & Income Fund
AIM Global Government Income Fund
AIM Strategic Income Fund
AIM Global High Income Fund
AIM Developing Markets Fund

                                   EXHIBIT A


         The Distributor's 12b-1 Share in respect of each Portfolio shall be 100 percent until such time as the Distributor shall cease to serve as exclusive distributor of the Shares of such Portfolio and thereafter shall be a percentage, recomputed first on the date of any termination of the Distributor's services as exclusive distributor of Shares of any Portfolio and thereafter periodically (but not less than monthly), representing the percentage of Shares of such Portfolio outstanding on each such computation date allocated to the Distributor in accordance with the following rules:

                 1. DEFINITIONS. For purposes of this Exhibit A defined terms used herein shall have the meaning assigned to such terms in the Distribution Agreement and the following terms shall have the following meanings:

                          "Commission Shares" shall mean shares of the
Portfolio or another portfolio the redemption of which would, in the absence of the application of some standard waiver provision, give rise to the payment of a CDSC and shall include Commission Shares which due to the expiration of the CDSC period no longer bear a CDSC.

                          "Distributor" shall mean the Distributor and the
Distributor's predecessor, GT Global, Inc.

                          "Other Distributor" shall mean each person appointed
as the exclusive distributor for the Shares of the Portfolio after the Distributor ceases to serve in that capacity.

                 2. ALLOCATION RULES. In determining the Distributor's 12b-1 Share in respect of a particular Portfolio:

                          (a)     There shall be allocated to the Distributor
and each Other Distributor all Commission Shares of such Portfolio which were sold while such Distributor or such Other Distributor, as the case may be, was the exclusive distributor for the Shares of the Portfolio, determined in accordance with the transfer records maintained for such Portfolio.

                          (b)     Reinvested Shares:  On the date that any
Shares are issued by a Portfolio as a result of the reinvestment of dividends or other distributions, whether ordinary income, capital gains or exempt-interest dividend or distributions ("Reinvested Shares"), Reinvested Shares shall be allocated to the Distributor and each Other Distributor in a number obtained by multiplying the total number of Reinvested Shares issued on such date by a fraction, the numerator of which is the total number of all Shares outstanding in such Fund as of the opening of business on such date and allocated to the Distributor or Other Distributor as of such date of determination pursuant to these allocation procedures and the denominator is the total number of Shares outstanding as of the opening of business on such date.

                          (c)     Exchange Shares:  There shall be allocated to
the Distributor and each Other Distributor, as the case may be, all Commission Shares of such Portfolio which were issued during or after the period referred to in (a) as a consequence of one or more free exchanges of Commission Shares of the Portfolio or of another portfolio (other than Free Appreciation Shares) (the "Exchange Shares"), which in accordance with the transfer records maintained for such Portfolio can be traced to Commission Shares of the Portfolio or another portfolio initially issued by the Company or such other portfolio during the time the Distributor or such Other Distributor, as the case may be, was the exclusive distributor for the Shares of the Portfolio or such other portfolio.

                          (d)     Free Appreciation Shares:  Shares (other than
Exchange Shares) that were acquired by the holders of such Shares in a free exchange of Shares of any other Portfolio, which represent the appreciated value of the Shares of the exiting portfolio over the initial purchase price paid for the Shares being redeemed and exchanged and for which the original purchase date and the original purchase price are not identified on an on-going basis, shall be allocated to the Distributor and each Other Distributor ("Free Appreciation Shares") daily in a number obtained by multiplying the total number of Free Appreciation Shares issued by the exiting portfolio on such date by a fraction, the numerator of which is the total number of all Shares outstanding as of the opening of business on such date allocated to the Distributor or such Other Distributor as of such date of determination pursuant to these allocation procedures and the denominator is the total number of Shares outstanding as of the opening of business on such date.

                          (e)     Redeemed Shares:  Shares (other than
Reinvested Shares and Free Appreciation Shares) that are redeemed will be allocated to the Distributor and each Other Distributor to the extent such Share was previously allocated to the Distributor or such Other Distributor in accordance with the rules set forth in 2(a) or (c) above. Reinvested Shares and Free Appreciation Shares that are redeemed will be allocated to the Distributor and each Other Distributor daily in an amount equal to the number of Free Appreciation Shares and Reinvested Shares of such Portfolio being redeemed on such date, which amount is obtained by multiplying the total number of Free Appreciation Shares and Reinvested Shares being redeemed by such Portfolio on such date by a fraction, the numerator of which is the total number of all Free Appreciation Shares and Reinvested Shares of such Portfolio outstanding as of the opening of business on such date allocated to the Distributor or to such Other Distributor as of such date of determination and the denominator is the total number of Free Appreciation Shares and Reinvested Shares of such Portfolio outstanding as of the opening of business on such date.

         The Fund shall use its best efforts to assure that the transfer agents and sub-transfer agents for each Portfolio maintain the data necessary to implement the foregoing rules. If, notwithstanding the foregoing, the transfer agents or sub-transfer agents for such Portfolio are unable to maintain the data necessary to implement the foregoing rules as written, and if the Distributor shall cease to serve as exclusive distributor of the Shares of the Portfolio, the Distributor and the Portfolio agree to negotiate in good faith with each other, with the transfer agents and sub-transfer agents for such Portfolio and with any third party that has obtained an interest in the Distributor's 12b-1 Share in respect of such Portfolio with a view to arriving at mutually satisfactory modifications to the foregoing rules designed to accomplish substantially identical results on the basis of data which can be made available.




                                     A-2